UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4939 Directors Place	92121
San Diego, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 7.01. REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
On December 17, 2008, Ardea Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”), for the private placement of 2,737,336 newly issued shares of the Company’s common stock (the “Shares”) and warrants to purchase 684,332 shares of common stock (the “Warrants”) at a total purchase price of approximately $11.17 per unit, with each unit consisting of one Share and a Warrant to purchase 0.25 shares of common stock (the “Private Placement”). The Warrants are first exercisable on the date 180 days after the closing at $11.14 per share and will expire five years from the date of grant. The Private Placement is expected to close on or about December 19, 2008.
In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated December 17, 2008, with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 30 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (“SEC”) to register the Shares and the shares of common stock issuable upon exercise or conversion of the Warrants (the “Warrant Shares”) for resale, which registration statement is required to become effective within 90 days following the closing (or in the event the SEC reviews and has written comments to the registration statement or any document incorporated by reference therein, then within 120 days following the closing). The Company will be required to pay certain cash as liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement.
The form of Securities Purchase Agreement, Registration Rights Agreement and Warrant are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The press release announcing the Private Placement is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Securities Purchase Agreement, Registration Rights Agreement and Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Registration Rights Agreement and form of Warrant attached hereto.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.
The aggregate offering price of the units to be sold in the Private Placement is approximately $30.6 million.
The sale of the units has not been registered under the Securities Act of 1933, as amended (the "Securities Act”). The units will be sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares and the Warrant Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.
Item 7.01. Regulation FD Disclosure.
A copy of presentation materials describing the Company’s business to be used by the Company from time to time is filed as Exhibit 99.2 hereto. These materials reflect updates to information previously furnished by the Company regarding the Company’s research and development programs, including information relating to expected research and development milestones. The Company does not intend to file any update of these presentation materials in the future. The fact that these updated presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials. The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1	Form of Securities Purchase Agreement, dated December 17, 2008.

10.2	Form of Registration Rights Agreement, dated December 17, 2008.

10.3	Form of Warrant Agreement.

99.1	Press Release, dated December 18, 2008.

99.2	Ardea Biosciences, Inc. presentation materials updated as of December 17, 2008, and to be used from time to time thereafter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: December 18, 2008	/s/Christopher W. Krueger
Christopher W. Krueger
Chief Business Officer

EXHIBIT LIST

Exhibit Number	Document Description

10.1	Form of Securities Purchase Agreement, dated December 17, 2008.

10.2	Form of Registration Rights Agreement, dated December 17, 2008.

10.3	Form of Warrant.

99.1	Press Release, dated December 18, 2008.

99.2	Ardea Biosciences, Inc. presentation materials updated as of December 17, 2008, and to be used from time to time thereafter.